UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 9, 2019

CARBON ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7030
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Omnibus Annual Incentive Plan

On August 9, 2019, the Company adopted the Omnibus Annual Incentive Plan (the “Incentive Plan”) in which certain employees of the Company, including each NEO listed below, are eligible to participate. The Incentive Plan provides for the potential payment of cash awards to participants based on the attainment of quarterly or annual performance goals. Performance goals (the “Performance Goals”) include financial as well as operational targets. Each Performance Goal is intended to align the incentives of the participants with the objectives of the Company.

An opportunity to earn an award amount based on attainment of the Performance Goals is specified for each participant in the Incentive Plan. For performance periods during which multiple Performance Goals are established, a weighting factor will be specified for each Performance Goal and an overall weighted average minimum achievement percentage for all Performance Goals will be required in order for an award amount for such performance period to become earned. Performance below the threshold level of achievement for a particular Performance Goal results in a zero achievement percentage for such Performance Goal. Attainment of a Performance Goal at the target level results in full credit of such weight-factored Performance Goal becoming achieved, and attainment of a Performance Goal at or above the target level results in an amount greater than 100% of such weight-factored Performance Goal becoming achieved, with the achievement percentage for a particular Performance Goal between threshold and target levels or between target and maximum levels being determined by linear interpolation.

Performance Goals may include any of the following categories, or such other criteria as determined by the Compensation, Nominating and Governance Committee (the “Committee,” which is the committee of the Board of Directors that administers the Incentive Plan):

•	net earnings or net income (before or after taxes);
•	basic or diluted earnings per share (before or after taxes);
•	net revenues or net revenue growth;
•	gross revenue;
•	gross profit or gross profit growth;
•	net operating profit (before or after taxes);
•	return on assets, capital, invested capital, equity or sales;
•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
•	earnings before or after taxes, interest, depreciation and/or amortization;
•	gross or operating margins;
•	improvements in capital structure;
•	budget and expense management;
•	productivity ratios;
•	economic value added or other value-added measurements;
•	share price (including, but not limited to, growth measures and total shareholder return);
•	production targets;
•	expense targets;
•	margins;
•	operating efficiency;
•	working capital targets;
•	safety record; and
•	completion of acquisitions, divestitures or business expansion

In addition, the Committee is authorized to establish a discretionary component of the awards designed to reward notable achievements for the Company which may not be captured in the Performance Goals. If the Committee establishes discretionary awards for a particular performance period, it will also prescribe the percentage of the total award attributable to such discretionary award.

During the current performance period of January 1 to December 31, 2019, the Committee established that sixty percent (60%) of the award amount would be based upon the achievement of Performance Goals with forty percent (40%) of the award amount determined by the discretion of the Committee. The target award amount in the Incentive Plan (expressed as a percentage of such NEO’s base salary) for each NEO during the current performance period is listed below:

Named Executive Officer	Target Award
Patrick R. McDonald	100%
Mark D. Pierce	65%
Kevin D. Struzeski	65%

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)       See Item 1.01 of this Current Report on Form 8-K for a description of the material terms of the Omnibus Annual Incentive Plan, which terms are incorporated into this Item 5.02 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON ENERGY CORPORATION

September 4, 2019	By:	/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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